Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Harvey Kamil	Carl Hymans
NBTY, Inc.	G.S. Schwartz & Co.
President and Chief Financial Officer	212-725-4500
631-200-2020	carlh@schwartz.com

NBTY REPORTS FIRST QUARTER RESULTS

BOHEMIA, N.Y. – January 27, 2006 - NBTY, Inc. (NYSE: NTY) (www.NBTY.com), a leading global manufacturer and marketer of nutritional supplements, today announced results for the fiscal first quarter ended December 31, 2005.

For the fiscal first quarter ended December 31, 2005, net sales increased $35 million, or 8%, to $455 million compared to sales of $420 million for the fiscal first quarter ended December 31, 2004.  This $35 million increase includes $33 million in net sales from NBTY’s recent acquisitions: $25 million from Solgar, $5 million from LeNaturiste and $3 million from SISU.

Net income for the fiscal first quarter ended December 31, 2005 was $23 million, or $0.33 per diluted share, compared to $30 million, or $0.43 per diluted share, for the fiscal first quarter ended December 31, 2004.  Included in net income was a $2 million, net of tax, impairment charge, or $0.02 per diluted share, for asset writedowns of approximately 40 non-profitable Vitamin World stores.

At December 31, 2005, NBTY’s total assets were $1.4 billion, including $434 million in inventory.  Inventory decreased $58 million from September 30, 2005, which reflects NBTY’s ongoing efforts to lower inventories while assuring its customers of uninterrupted supply of product.  NBTY’s strong financial position allowed the Company to paydown $51 million of term loan debt in the fiscal first quarter and paydown an additional $25 million in January 2006.

OPERATIONS FOR THE FISCAL FIRST QUARTER ENDED DECEMBER 31, 2005

For the fiscal first quarter ended December 31, 2005, sales for the Wholesale/US Nutrition division, which markets Nature’s Bounty, Sundown and Solgar brands, increased $45 million, or 25%, to $224 million.  Of this increase, $28 million is attributed to recent acquisitions noted above.  Product returns for the fiscal first quarter were $11 million.  Approximately 50% of returns are attributable to a reallocation of shelf space to provide the best overall product mix between Nature’s Bounty and Sundown brands and the continued decline in the low carb bar market.  The balance of the returns are in the ordinary course of business and are attributable to changes in market conditions.  The Company is taking aggressive actions to ensure that returns decrease.

US Nutrition utilizes valuable consumer preference sales data generated by the Company’s Vitamin World retail stores and Puritan’s Pride Direct Response/E-Commerce operations to empower its wholesale customers with this latest information.

The North American Retail division’s sales increased $5 million, a 10% increase, to $58 million for the fiscal first quarter ended December 31, 2005.  The majority of this increase was attributed to the newly acquired Le Naturiste business.  Same store sales for Vitamin World increased 3% for the fiscal first quarter ended December 31, 2005.  Vitamin World EBITDA was positive without the $2 million impairment charge.  During the first fiscal quarter, Vitamin World opened 5 new stores and closed 23 under-performing stores.  During fiscal 2006, Vitamin World anticipates closing an additional 50 stores as these stores come up for lease renewal. The Company does not anticipate any significant charges with respect to these store closures.   At the end of the fiscal first quarter, the North American Retail division operated a total of 625 stores; 524 in the US and 101 in Canada.

European Retail division sales for the fiscal first quarter decreased 2% to $140 million from $142 million for the comparable prior period.  These results were negatively affected by the foreign exchange rate.  In local currency same store sales increased 6%.  The European Retail division continues to leverage its premier status, high street locations and brand awareness to achieve these results.  The European Retail division’s results include sales generated by Holland & Barrett and GNC stores in the UK, Nature’s Way stores in Ireland, and DeTuinen stores in the Netherlands, which returned to profitability in the fiscal first quarter.  During the fiscal first quarter ended December 31, 2005, the European Retail division opened 2 stores, closed 4 stores and at the end of the fiscal quarter operated a total of 610 stores.

Revenues from Direct Response/Puritan’s Pride operations for the fiscal first quarter of 2006 decreased 27% to $33 million from $45 million for the comparable prior period.  This decrease in sales is attributed to the timing of promotional catalogs.  The Company had a highly promotional catalog in the comparable fiscal quarter in 2005.  Online sales now constitute 32% of total Direct Response/E-Commerce sales.  NBTY remains the leader in the direct response and e-commerce sectors and continues to increase the number of products available via its catalog and web sites.

NBTY Chairman and CEO, Scott Rudolph, said:  “The nutritional supplement industry struggled through this quarter.  Recently, the industry has received positive media coverage which should ultimately affect revenue.  We remain confident in the long-term outlook for the Company and anticipate continued revenue growth.”

ABOUT NBTY

NBTY is a leading vertically integrated manufacturer, marketer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world.  Under a number of NBTY and third party brands, the Company offers over 22,000 products, including products marketed by the Company’s Nature’s Bounty®, Vitamin World®, Puritan’s Pride®, Holland & Barrett®, Rexall®, Sundown®, MET-Rx®, WORLDWIDE Sport Nutrition®, American Health®, GNC (UK)®, DeTuinen®, LeNaturiste™, SISU® and Solgar® brands.

This release refers to non-GAAP financial measures, such as EBITDA.  “EBITDA” is defined as net income, excluding the aggregate amount of all non-cash losses reducing net income, plus interest, taxes, depreciation and amortization.  This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of the non-GAAP measure to the comparable GAAP measure is included in the attached financial tables.  Management believes the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts utilize when evaluating NBTY’s operating performance. Management also believes EBITDA enhances an investor’s understanding of NBTY’s results of operations because it measures NBTY’s operating performance exclusive of interest and non-cash charges for depreciation and amortization.  Management also provides this non-GAAP measurement as a way to help investors better understand its core operating performance, enhance comparisons of NBTY’s core operating performance from period to period and to allow better comparisons of NBTY’s operating performance to that of its competitors.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business.  These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy.

Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain.  Factors which may materially affect such forward-looking statements include: (i) slow or negative growth in the nutritional supplement industry; (ii) interruption of business or negative impact on sales and earnings due to acts of God, acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) adverse publicity regarding nutritional supplements; (iv) inability to retain customers of companies (or mailing lists) recently acquired; (v) increased competition; (vi) increased costs; (vii) loss or retirement of key members of management; (viii) increases in the cost of borrowings and/or unavailability of additional debt or equity capital; (ix) unavailability of, or inability to consummate, advantageous acquisitions in the future, including those that may be subject to bankruptcy approval or the inability of NBTY to integrate acquisitions into the mainstream of its business; (x) changes in general worldwide economic and political conditions in the markets in which NBTY may compete from time to time; (xi) the inability of NBTY to gain and/or hold market share of its wholesale and/or retail customers anywhere in the world; (xii) unavailability of electricity in certain geographical areas; (xiii) the inability of NBTY to obtain and/or renew insurance and/or the costs of the same; (xiv) exposure to and expense of defending and resolving, product liability claims and other litigation; (xv) the ability of NBTY to successfully implement its business strategy; (xvi) the inability of NBTY to manage its retail, wholesale, manufacturing and other operations efficiently; (xvii) consumer acceptance of NBTY’s products; (xviii) the inability of NBTY to renew leases for its retail locations; (xix) the inability of NBTY’s retail stores to attain or maintain profitability; (xx) the absence of clinical trials for many of NBTY’s products; (xxi) sales and earnings volatility and/or trends for the Company and its market segments; (xxii) the efficacy of NBTY’s Internet and on-line sales and marketing strategies; (xxiii) fluctuations in foreign currencies, including the British Pound, the Euro and the Canadian dollar; (xxiv) import-export controls on sales to foreign countries; (xxv) the inability of NBTY to secure favorable new sites for, and delays in opening, new retail locations; (xxvi) introduction of and compliance with new federal, state, local or foreign legislation or regulation or adverse determinations by regulators anywhere in the world (including the banning of products) and more particularly proposed Good Manufacturing Practices in the United States, the Food Supplements Directive and Traditional Herbal Medicinal Products Directive in Europe and Section 404 requirements of the Sarbanes-Oxley Act of 2002; (xxvii) the mix of NBTY’s products and the profit margins thereon; (xxviii) the availability and pricing of raw materials; (xxix) risk factors discussed in NBTY’s filings with the U.S. Securities and Exchange Commission; (xxx) adverse effects on NBTY as a result of increased gasoline prices and potentially reduced traffic flow to NBTY’s retail locations; (xxxi) adverse tax determinations; (xxxii) the loss of a significant customer of the Company; and (xxxiii) other factors beyond the Company’s control.

Readers are cautioned not to place undue reliance on forward-looking statements. NBTY cannot guarantee future results, trends, events, levels of activity, performance or achievements. NBTY does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

Consequently, such forward-looking statements should be regarded solely as NBTY’s current plans, estimates and beliefs.

NBTY, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Dollars and shares in thousands, except per share amounts)

	For the three months
	ended December 31,
	2005	2004

Net sales	$455,270	$420,269

Costs and expenses:
Cost of sales	245,949	211,954
Advertising, promotion and catalog	25,160	20,783
Selling, general and administrative	145,655	138,402
	416,764	371,139

Income from operations	38,506	49,130

Other income (expense):
Interest	(8,992)	(5,692)
Miscellaneous, net	1,149	1,991
	(7,843)	(3,701)

Income before provision for income taxes	30,663	45,429

Provision for income taxes	7,743	15,536

Net income	$22,920	$29,893

Net income per share:
Basic	$0.34	$0.45
Diluted	$0.33	$0.43

Weighted average common shares outstanding:
Basic	67,193	67,070
Diluted	69,034	69,084

	SALES (Thousands) (Unaudited) THREE MONTHS ENDED DECEMBER 31,
			Percentage
	2005	2004	Change

Wholesale / US Nutrition	$224,239	$179,618	25%

North American Retail / Vitamin World	58,442	53,384	10%

European Retail / Holland & Barrett / GNC (UK)	139,566	141,907	-2%

Direct Response / Puritan’s Pride	33,023	45,360	-27%

Total	$455,270	$420,269	8%

	GROSS PROFIT PERCENTAGES (Unaudited) THREE MONTHS ENDED DECEMBER 31,
			Percentage
	2005	2004	Change

Wholesale / US Nutrition	32%	34%	-2%

North American Retail / Vitamin World	57%	55%	2%

European Retail / Holland & Barrett / GNC (UK)	61%	64%	-3%

Direct Response / Puritan’s Pride	58%	59%	-1%

Total	46%	50%	-4%

Reconciliation of GAAP Measures to Non-GAAP Measures **

(Thousands)

(Unaudited)

	THREE MONTHS ENDED
	DECEMBER 31, 2005
	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	EBITDA

Wholesale / US Nutrition	$23,981	$2,554	$—	$—	$26,535

North American Retail / Vitamin World	(3,392)	1,473		2,125	206

European Retail / Holland & Barrett / GNC (UK)	35,788	2,658			38,446

Direct Response / Puritan’s Pride	6,628	1,255			7,883

Segment Results	63,005	7,940	—	2,125	73,070

Corporate	(32,342)	6,204	8,992	—	(17,146)

Total	$30,663	$14,144	$8,992	$2,125	$55,924

	THREE MONTHS ENDED
	DECEMBER 31, 2004
	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	EBITDA

Wholesale / US Nutrition	$23,722	$2,493	$—	$—	$26,215

North American Retail / Vitamin World	(3,134)	1,772			(1,362)

European Retail / Holland & Barrett / GNC (UK)	40,268	3,334			43,602

Direct Response / Puritan’s Pride	13,877	1,289			15,166

Segment Results	74,733	8,888	—	—	83,621

Corporate	(29,304)	5,727	5,692	—	(17,885)

Total	$45,429	$14,615	$5,692	$—	$65,736

**SINCE EBITDA IS NOT A MEASURE OF PERFORMANCE CALCULATED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), IT SHOULD NOT BE CONSIDERED IN ISOLATION OF, OR AS A SUBSTITUTE FOR OR SUPERIOR TO, OTHER MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GAAP, SUCH AS OPERATING INCOME, NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES. IN ADDITION, THE COMPANY’S DEFINITION OF EBITDA IS NOT NECESSARILY COMPARABLE TO SIMILARLY TITLED MEASURES REPORTED BY OTHER COMPANIES.

NBTY, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ASSETS

(Dollars and shares in thousands)

	December 31,	September 30,
	2005	2005
Current assets:
Cash and cash equivalents	$69,858	$67,282
Investments	—	39,900
Accounts receivable, less allowance for doubtful accounts of $8,680 and $9,155, respectively	85,628	73,226

Inventories	433,817	491,335

Deferred income taxes	23,649	23,645

Prepaid expenses and other current assets	40,622	54,469

Total current assets	653,574	749,857

Property, plant and equipment, net of accumulated depreciation of $285,358 and $279,883, respectively	312,087	320,528

Goodwill	223,267	228,747

Other intangible assets, net	163,030	166,325

Other assets	15,770	16,845

Total assets	$1,367,728	$1,482,302

NBTY, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

(Dollars and shares in thousands)

	December 31,	September 30,
	2005	2005

Current liabilities:

Current portion of long-term debt	$7,816	$80,922
Accounts payable	70,938	72,720
Accrued expenses and other current liabilities	118,819	120,487
Total current liabilities	197,573	274,129

Long-term debt	374,294	428,204
Deferred income taxes	55,015	57,092
Other liabilities	6,908	6,822
Total liabilities	633,790	766,247

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.008 par; authorized 175,000 shares; issued and outstanding 67,194 shares at December 31, 2005 and 67,191 shares at September 30, 2005	537	537
Capital in excess of par	138,690	138,657
Retained earnings	582,195	559,275
Accumulated other comprehensive income	12,516	17,586
Total stockholders’ equity	733,938	716,055

Total liabilities and stockholders’ equity	$1,367,728	$1,482,302

NBTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in thousands)

	For the three months ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$22,920	$29,893
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Provision relating to impairments and disposals of property, plant and equipment	2,281	25
Depreciation and amortization	14,144	14,615
Foreign currency transaction loss / (gain)	276	(915)
Amortization and write-off of deferred financing costs	1,554	568
Amortization and write-off of bond discount	204	44
Compensation expense for ESOP	—	821
Impairment on asset held for sale	—	1,258
Gain on sale of business assets	—	(1,999)
Provision for (recovery of) allowance for doubtful accounts	255	(371)
Inventory reserves	2,783	389
Deferred income taxes	1,161	2,331
Changes in operating assets and liabilities:
Accounts receivable	(11,882)	11,520
Inventories	52,750	(32,742)
Prepaid expenses and other current assets	10,056	7,851
Other assets	2	301
Accounts payable	2,883	1,403
Accrued expenses and other liabilities	225	1,911
Net cash provided by operating activities	99,612	36,903

Cash flows from investing activities:
Purchase of property, plant and equipment	(9,488)	(11,346)
Proceeds from sale of property, plant, and equipment	41	50
Proceeds from sale of business assets	—	5,766
Proceeds from sale of available-for-sale marketable securities	39,900	—
Purchase price dispute settlements, net	1,586	—
Purchase of intangible assets	(228)	—
Net cash provided by (used in) investing activities	31,811	(5,530)

Cash flows from financing activities:
Principal payments under long-term debt agreements	(121,220)	(1,711)
Principal payments under the Revolving Credit Facility	(6,000)	—
Tax benefit from exercise of stock options	15	—
Proceeds from stock options exercised	18	—
Net cash used in financing activities	(127,187)	(1,711)

Effect of exchange rate changes on cash and cash equivalents	(1,660)	2,387

Net increase in cash and cash equivalents	2,576	32,049
Cash and cash equivalents at beginning of period	67,282	21,751
Cash and cash equivalents at end of period	$69,858	$53,800